Exhibit 10.2
AMENDMENT NO. 3
TO
EMPLOYMENT AGREEMENT
AMENDMENT, dated March 15, 2013 (“Amendment”), made to the Employment Agreement dated as of November 17, 2008, as first amended by the letter agreement dated as of December 1, 2008 and further amended by Amendment No. 1 effective as of December 16, 2009 and Amendment No. 2 effective as of March 1, 2011 (together, the “Employment Agreement”), by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Eric Danziger (the “Executive”). Except as provided herein all terms and conditions set forth in the Employment Agreement shall remain in full force and effect.
WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth below.
NOW, THEREFORE, effective as of the date first written above, the Employment Agreement is hereby amended as follows:
1.The first sentence of Section II of the Employment Agreement is hereby amended in its entirety and replaced with the following:
The period of the Executive’s employment under this Agreement (the “Period of Employment”) shall begin on the Effective Date and shall end on November 17, 2014, subject to earlier termination as provided in this Agreement.
2.    From and after the date hereof, all references to the Employment Agreement shall mean the Employment Agreement as amended hereby. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect, and is hereby ratified and confirmed.
IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 15th day of March 2013.

EXECUTIVE
/s/ Eric Danziger
Eric Danziger

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Mary Falvey
Name: Mary Falvey
Title: Executive Vice President